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                                                                     EXHIBIT 5.1

                   [GLOBAL TELESYSTEMS GROUP, INC. LETTERHEAD]

                                 March 17, 2000

Global TeleSystems Group, Inc.
4121 Wilson Boulevard
8th Floor
Arlington, Virginia  22203

Ladies and Gentlemen:

               I am Deputy General Counsel to Global TeleSystems Group, Inc., a Delaware corporation ("GTS"), and have advised GTS in connection with the preparation and filing with the Securities and Exchange Commission under the Securities Act of 1933, as amended, the Registration Statement on Form S-3 (the "Registration Statement") of GTS with respect to 3,700,857 shares of common stock, par value $0.10 per share, of GTS ("Common Stock"). Of such 3,700,857 shares of Common Stock, (i) 3,431,425 shares have been issued by GTS in connection with its acquisition of Netcom Internet Limited ("Netcom"), (ii) 254,432 shares will be issued by GTS in connection with stock options granted to Netcom employees and (iii) 15,000 shares will be issued by GTS pursuant to a stock option agreement between GTS and a former consultant (the shares described in the foregoing clauses (i), (ii) and (iii), being collectively referred to as the "Shares"). The Common Stock is described in the prospectus (the "Prospectus") included in the Registration Statement. This opinion is an exhibit to the Registration Statement.

               In that capacity, I have reviewed the Registration Statement and originals, or copies certified or otherwise identified to our satisfaction, of other documents, corporate records, certificates and other instruments as I have deemed necessary or appropriate for purposes of this opinion. In such examination, I have assumed the genuineness of all signatures and the authenticity of all documents submitted to me as copies.

               Based upon the foregoing, I am of the opinion that the Shares have been, or when issued will be, duly authorized, validly issued, fully paid and non-assessable.

               I hereby consent to the filing of this opinion as an exhibit to the Registration Statement and to the reference to me under the heading "LEGAL MATTERS" contained in the Prospectus.

                                                   Very truly yours,

                                                   /s/ Arnold Y. Dean

                                                   Arnold Y. Dean
                                                   Deputy General Counsel